Exhibit 10.2

MONOGRAM RESIDENTIAL TRUST, INC.
PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

Grant Date:
Name of the Grantee:		(the "Grantee")
Total number of Restricted Stock Units at 100% Attainment:		(the "Target Award")
Absolute TSR Target number:
Peer Group Relative TSR Target number:
Baseline Value:	$

1.Grant of Restricted Stock Units. Pursuant to the Monogram Residential Trust, Inc. Second Amended and Restated Incentive Award Plan (the “Plan”), Monogram Residential Trust, Inc. (the “Company”) hereby grants this Performance Restricted Stock Unit Award (this “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of Restricted Stock Units specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. Each Restricted Stock Unit shall relate to one share of Common Stock of the Company (each a “Share”). Unless otherwise indicated, capitalized terms not otherwise defined herein or in Exhibit A hereto shall have the meanings given to those terms in the Plan.

2.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (a) the Restricted Stock Units have vested as provided in Section 3 of this Agreement and (b) Shares have actually been issued to the Grantee pursuant to Section 7 and in accordance with the terms of the Plan and this Agreement.

3.Vesting of Restricted Stock Units. Except as otherwise provided herein, the restrictions and conditions of Section 2 of this Agreement shall lapse if and only to the extent that the performance metrics set forth on Exhibit A hereto for the period beginning on the Grant Date and ending on the Valuation Date are achieved and the Grantee remains employed by the Company or any of its subsidiaries through the Performance Period. Promptly following the conclusion of the Performance Period, but in no event later than 60 days following the Valuation Date, the Committee shall certify whether and to what extent such performance metrics were achieved and determine each of the Absolute TSR Performance Percentage and the Peer Group Relative TSR Performance Percentage (as defined on Exhibit A attached hereto) and the number of Restricted Stock Units subject to this Award, if any, that shall vest and be earned by the Grantee.

4.Change in Control. Notwithstanding the foregoing and further notwithstanding any provision of the Grantee’s Severance Agreement to the contrary, in the event that a Change in Control occurs prior to the end of the Performance Period, vesting of the Restricted Stock Units or the termination of this Award, the Grantee will be deemed to have earned the number of Restricted Stock Units based on the Absolute TSR Performance Percentage and the Peer Group Relative TSR Performance Percentage, each calculated from the first day of the Performance Period through the date that is 30 days immediately preceding the date of the Change in Control pursuant to the performance metrics set forth on Exhibit A. For purposes hereof, the ending price of a Share for determining Absolute TSR and Peer Group Relative TSR in the case of a Transactional Change in Control shall be the total consideration paid or payable in the transaction resulting in the Transactional Change in Control for one Share. The foregoing treatment supersedes, with respect to this Award, the treatment of performance-based awards upon a Change in Control in the Grantee’s Severance Agreement.

5.Termination of Service.

(a)Except as otherwise provided herein, if the Grantee’s employment with the Company and its Subsidiaries terminates for any reason prior to the satisfaction of the vesting conditions set forth in Section 3 above, all Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

(b)If the Grantee’s employment is terminated by the Company without Cause, the Grantee’s employment terminates on account of death or Disability or the Grantee resigns for Good Reason (in each case, a “Qualified Termination”) prior to the end of the Performance Period, subject to the effectiveness of a release in favor of the Company (except in the case of death) within 60 days of the date of the Qualified Termination, the Grantee shall not forfeit his or her Restricted Stock Units. Instead, such Restricted Stock Units shall remain outstanding until the conclusion of the Performance Period, and the Absolute TSR Performance Percentage and the Peer Group Relative TSR Performance Percentage shall be calculated as otherwise set forth on Exhibit A; provided, however, that the number of earned Restricted Stock Units determined pursuant to Exhibit A shall be multiplied by a fraction, the numerator of which shall be the number of days the Grantee was employed by the Company from the commencement of the Performance Period through the date of termination of employment and the denominator shall be the number of days in the Performance Period. The foregoing treatment supersedes, with respect to this Award, the treatment of performance-based awards upon a Qualified Termination in the Grantee’s Severance Agreement.

6.Adjustments. Without duplication with the provisions of Section 10 of the Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or Shares of the Company or a transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Shares other than ordinary cash dividends, shall occur or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of this Award, then and in that event, the Committee shall take such action as shall be necessary in the discretion of the Committee to maintain the Grantee’s rights hereunder.

7.Issuance of Shares; Forfeiture. The Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to Exhibit A or Sections 4 or 5, as applicable, of this Agreement as soon as practicable and no later than 30 days after the Committee makes the determination under the terms set forth in Exhibit A (or 74 days after the end of the Performance Period, if earlier), unless the Grantee has executed, and returned to the Company no later than 30 days after the Grant Date (such date of issuance, the “Issuance Date”), a deferral election form to defer the settlement date of his or her vested Restricted Stock Units. On the Issuance Date, the Company shall also issue to the Grantee an additional number of Shares determined by multiplying the Dividend Shares by the number of Shares issued to the Grantee pursuant to the first sentence of this Section 7.

8.Defined Terms. The following terms shall have the following respective meanings:

(a)“Cause” means (i) the Grantee’s dishonest or fraudulent action, willful misconduct or gross negligence in the conduct of his or her duties to the Company; (ii) the Grantee’s conviction of, or pleading nolo contendere to, a felony; (iii) a material failure by the Grantee to devote substantially all of his or her business time to the business of the Company that is not cured by the Grantee within 60 days after receiving written notice of such failure, unless such failure is due to an illness, injury or disability of the Grantee or exercise of legally entitled rights such as under the Family Medical and Leave Act (“FMLA”) by the Grantee; (iv) a material failure by the Grantee to follow the Company’s good faith instructions and directives that is not cured by the Grantee within 60 days after receiving written notice of such failure, unless such failure is due to an illness, injury or disability of the Grantee or exercise of legally entitled rights such as under FMLA by the Grantee; (v) the Grantee’s unreasonable and material neglect, refusal or failure to perform his or her assigned duties that is not cured by the Grantee within 60 days after receiving written notice of such neglect, refusal or failure, unless such failure is due to an illness, injury or disability of the Grantee or exercise of legally entitled rights such as under FMLA by the Grantee; (vi) the Grantee’s material breach of this Agreement; (vii) the Grantee’s material breach of the Company’s Code of Business Conduct Policy, as amended and/or restated, that if curable, is not cured within ten (10) business days; (viii) any governmental regulatory agency recommendations or orders that the Company terminate the employment of the Grantee or relieve him or her of his or her duties; or (ix) any other act or omission by the Grantee that would reasonably be expected to result in material reputational harm to the Company, the Operating Partnership, their subsidiaries or affiliates.

(b)“Change in Control” means any of the following:

(i)any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of their subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company, the Operating Partnership or any of their subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly by the Company or the Operating Partnership); or

(ii)the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iii)the date a majority of the members of the Board is replaced during the 12-month period immediately following any consolidation or merger (or similar transaction) of the Company or the Operating Partnership; or

(iv)the consummation of (A) any consolidation or merger of the Company or the Operating Partnership where the shareholders of the Company and the unit holders of the Operating Partnership taken as a whole and considered as one class immediately before the transaction, or the unit holders of the Operating Partnership, as the case may be, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer, liquidation or dissolution (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of more than 50 percent of the assets of the Company or the Operating Partnership, whether owned directly or indirectly through one or more affiliates, subsidiaries or joint ventures.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of any acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to more than 50 percent of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns more than 50 percent of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i). A Change in Control shall not be deemed to have occurred in connection with any internal corporate restructuring.
(c)“Disability” means the Grantee is disabled and unable to perform the essential functions of his or her then existing position or positions with the Company (disregarding any reasonable accommodation) for a period of 90 consecutive days or for an aggregate 180 days in any 12-month period.

(d)“Dividend Shares” means a number of Shares equal to the sum of the quotients obtained by dividing each Performance Period Dividend by the Fair Market Value of one Share on the date each such Performance Period Dividend is paid.

(e)“Fair Market Value” means, as of any given date, the fair market value of a security which shall be the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date on which a sale was reported. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

(f)“Good Reason” means that the Grantee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events: (i) a material breach of this Agreement by the Company, (ii) a diminution of, or reduction or adverse alteration of, the Grantee’s duties or responsibilities, or the Company’ assignment of duties, responsibilities or reporting requirements that are inconsistent with his or her position or that materially expand his or her duties, responsibilities or reporting requirements without the Grantee’s consent, (iii) any requirement by the Company that the Grantee relocate to a principal place of business more than 35 miles from the physical location of the principal office work location of the Grantee on the Grant Date, or (iv) a reduction in the Grantee’s base salary. “Good Reason Process” shall mean that (i) the Grantee reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Grantee notifies the Company in writing of the Good Reason condition within 90 days of when the Grantee has actual knowledge of the first occurrence of such condition; (iii) the Grantee cooperates in good faith with the Company’ efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Grantee terminates his or her employment within 30 days after the end of the Cure Period. If the Company cure the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(g)“Operating Partnership” means Monogram Residential OP LP, a Delaware limited partnership.

(h)“Performance Period” means the period commencing on March 3, 2017 and concluding on the Valuation Date.

(i)“Performance Period Dividend” means each dividend or other distribution paid on one Share for which the record date occurred on or after the first day of the Performance Period and prior to the Issuance Date (excluding dividends and distributions paid in the form of additional Shares).

(j)“Severance Agreement” means, as of a particular date, the Grantee’s severance agreement with the Company and the Operating Partnership in effect as of that date, if any.

(k)“Transactional Change in Control” means a Change in Control resulting from any person or group making a tender offer for Shares or acquiring Shares, a merger or consolidation where the Company is not the acquirer or surviving entity or consisting of a sale, lease, exchange or other transfer to an unrelated party of all or substantially all of the assets of the Company or the Operating Partnership.

(l)“Valuation Date” means the earlier of (a) February 28, 2020 or (b) the date upon which a Change in Control shall occur.

9.Incorporation of Plan; Interpretation by Committee. This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.

10.Withholding and Taxes. The Grantee’s required minimum tax withholding obligation shall be satisfied by withholding a number of Shares with an aggregate Fair Market Value equal to such minimum tax withholding obligation.

11.No Obligation to Continue Employment Relationship. Neither the Plan nor this Award confers upon the Grantee any rights with respect to continued employment.

12.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 12 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

13.Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embodies the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

14.No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

15.Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

16.Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of Texas.

17.Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

18.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

19.Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

20.Successors and Assigns. The rights and obligations created hereunder shall be binding on the Grantee and his or her heirs and legal representatives and on the successors and assigns of the Company.

21.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

MONOGRAM RESIDENTIAL TRUST, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee's Signature

Exhibit A
Performance Metrics
1.    Absolute TSR Target. Subject to the terms and conditions of this Award, the percentage of the Restricted Stock Units subject to the Absolute TSR Target that remains outstanding as of the end of the Performance Period that will vest and become earned (the “Absolute TSR Performance Percentage”), which may exceed 100%, will be based on the achievement of the Absolute TSR metrics for the Performance Period set forth in the table below. To the extent that Absolute TSR for the Performance Period falls between the percentages set forth below (but exceeds the level needed for Absolute TSR equal to 4.0%), the Absolute TSR Performance Percentage shall be determined through linear interpolation (e.g., an Absolute TSR of 6% would result in an Absolute TSR Performance Percentage of 75% and an Absolute TSR of 9% would result in an Absolute TSR Performance Percentage of 125%).

Absolute TSR (compounded annual return)	Absolute TSR Performance Percentage
Less than 4.0% 4.0%	0% 50%
7.0% Greater than or equal to 11.0%	100% 150%

2.    Peer Group Relative TSR Target. Subject to the terms and conditions of this Award, the percentage of the Restricted Stock Units subject to the Peer Group Relative TSR Target that remains outstanding as of the end of the Performance Period that will vest and become earned (the “Peer Group Relative TSR Performance Percentage”), which may exceed 100%, will be based on the achievement of the Peer Group Relative TSR metrics for the Performance Period, as set forth below:

(a)If the Absolute TSR for the Performance Period is a positive percentage and the Peer Group Weighted Average TSR for the Performance Period is a positive percentage, then:

(i)If the Absolute TSR for the Performance Period is at least fifty percent (50%) of the Peer Group Weighted Average TSR for the Performance Period, then the Peer Group Relative TSR Performance Percentage will be twenty-five percent (25%).

(ii)If the Absolute TSR for the Performance Period is at least one hundred five percent (105%) of the Peer Group Weighted Average TSR for the Performance Period, then the Peer Group Relative TSR Performance Percentage will be one hundred percent (100%).

(iii)If the Absolute TSR for the Performance Period is at least one hundred twenty-five percent (125%) of the Peer Group Weighted Average TSR for the Performance Period, then the Peer Group Relative TSR Performance Percentage will be one hundred fifty percent (150%).

If the Peer Group Relative TSR for the Performance Period falls between the goals set forth in (i) and (ii) above or between the goals set forth in (ii) and (iii) above, then the Peer Group Relative TSR Performance Percentage shall be determined using linear interpolation.

(b)If the Absolute TSR for the Performance Period is a negative percentage and the Peer Group Weighted Average TSR for the Performance Period is a negative percentage, then:

(i)If the Absolute TSR for the Performance Period is less than the Peer Group Weighted Average TSR for the Performance Period by an amount that is not more than fifty percent (50%) of the Peer Group Weighted Average TSR for the Performance Period, then the Peer Group Relative TSR Performance Percentage will be twenty-five percent (25%).  For example, if the Peer Group Weighted Average TSR for the Performance Period is negative eight percent (-8%), then the Peer Group Relative TSR Performance Percentage will be twenty-five percent (25%) if the Absolute TSR for the Performance Period is negative twelve percent (-12%).

(ii)If the Absolute TSR for the Performance Period is greater than the Peer Group Weighted Average TSR for the Performance Period by an amount equal to five percent (5%) of the Peer Group Weighted Average TSR for the Performance Period, then the Peer Group Relative TSR Performance Percentage will be one hundred percent (100%).  For example, if the Peer Group Weighted Average TSR for the Performance Period is negative eight percent (-8%), then the Peer Group Relative TSR Performance Percentage will be one hundred percent (100%) if the Absolute TSR for the Performance Period is negative seven and six-tenths percent (-7.6%).

(iii)If the Absolute TSR for the Performance Period is greater than the Peer Group Weighted Average TSR for the Performance Period by an amount equal to twenty-five percent (25%) of the Peer Group Weighted Average TSR for the Performance Period, then the Peer Group Relative TSR Performance Percentage will be one hundred fifty percent (150%).  For example, if the Peer Group Weighted Average TSR for the Performance Period is negative eight percent (-8%), then the Peer Group Relative TSR Performance Percentage will be one hundred fifty percent (150%) if the Absolute TSR for the Performance Period is negative six percent (-6%).

For the avoidance of doubt, the Absolute TSR is greater than the Peer Group Weighted Average TSR if, for example, the Absolute TSR is -8% and the Peer Group Weighted Average TSR is ‑10%.

If the Absolute TSR relative to the Peer Group Weighted Average TSR falls between the goals set forth in (i) and (ii) above or between the goals set forth in (ii) and (iii) above, then the Peer Group Relative TSR Performance Percentage shall be determined using linear interpolation.

(c)Unless otherwise determined by the Committee in its discretion, if the Absolute TSR for the Performance Period is a positive percentage and the Peer Group Weighted Average TSR for the Performance Period is a negative percentage, then the Peer Group Relative TSR Performance Percentage will be one hundred percent (100%).

(d)Unless otherwise determined by the Committee in its discretion, if the Absolute TSR for the Performance Period is a negative percentage and the Peer Group Weighted Average TSR for the Performance Period is a positive percentage, then the Peer Group Relative TSR Performance Percentage will be zero (0%).

3.    Definitions. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Agreement or in the Plan, as applicable. For purposes of this Exhibit A, the following terms shall have the following meanings:

(a)    “Absolute TSR” means, with respect to the Performance Period, the total compounded annual return (expressed as a percentage) that would have been realized by a shareholder who (a) bought one Share at the Baseline Value on the Effective Date, (b) reinvested each dividend and other distribution declared during the Performance Period with respect to such Share (and any other Shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional Shares at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such Shares on the Valuation Date at the average Fair Market Value of such Shares over the 30 consecutive trading days ending on, and including, the Valuation Date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. As set forth in, and pursuant to, Section 6 of the Agreement, appropriate adjustments to the Absolute TSR shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 6 that occur during the Performance Period.

(b)    “Absolute TSR Target” means one-half of the Target Award. Such Restricted Stock Units shall be earned based on the Company’s Absolute TSR during the Performance Period.

(c)    “Baseline Value” means the dollar amount representing the average of the Fair Market Value of one Share for the first 30 trading days following the Effective Date.

(d)    “Effective Date” means March 3, 2017.

(e)    “Peer Group” means members of the Company’s apartment peer group, as determined by the Committee as of the Grant Date, and which include Apartment Investment and Management Company, AvalonBay Communities Inc., Camden Property Trust, Equity Residential, Essex Property Trust, Inc., Mid-America Apartment Communities, Inc. and UDR, Inc. (with appropriate or necessary adjustments during the Performance Period as determined by the Committee in good faith).

(f)    “Peer Group Relative TSR” means, with respect to the Performance Period, the quotient (expressed as a percentage) of (i) the Absolute TSR for the Performance Period divided by (ii) the Peer Group Weighted Average TSR for the Performance Period, as calculated pursuant to Section 2 of this Appendix A.

(g)    “Peer Group Relative TSR Target” means one-half of the Target Award. Such Restricted Stock Units shall be earned based on the Peer Group Relative TSR during the Performance Period.

(h)    “Peer Group Weighted Average TSR” means the sum of all Peer Group Individual Weighted Average TSRs for each member of the Peer Group at the end of the relevant Performance Period. For this purpose, the term “Peer Group Individual Weighted Average TSR” with respect to any Peer Group member shall mean the following: The product obtained by multiplying: (i) the quotient obtained by dividing (x) such Peer Group member’s market capitalization determined as of the Valuation Date by (y) the sum of the market capitalizations for all Peer Group members determined as of the Valuation Date; and (ii) with respect to the Performance Period, the total compounded annual percentage return per share achieved by the stock of such Peer Group member (using a starting value determined in a manner consistent with the calculation of Baseline Value and assuming contemporaneous reinvestment of all dividends and other distributions declared and paid) expressed as a percentage, based on the average closing price of one share of such Peer Group member’s stock as reported on the relevant stock exchange over the 30 consecutive trading days ending on, and including, the Valuation Date.